Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

FDA Approves Orthovita’s New Collagen Facility

For Immediate Release

Contact:	Nancy C. Broadbent
Senior Vice President and Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

MALVERN, Pennsylvania, USA, Monday, July 26, 2010 – Orthovita, Inc. (NASDAQ: VITA), an orthobiologics and biosurgery company, reported today that the U.S. Food and Drug Administration (FDA) approved Orthovita’s PMA supplement for a new collagen processing facility in Malvern, Pennsylvania. Orthovita will use the new facility to process the highly purified form of collagen used in its VITAGEL™ Surgical Hemostat product. VITAGEL is a composite liquid hemostat used in surgical procedures as an adjunct to hemostasis when control of bleeding by ligature or conventional procedures is ineffective or impractical. VITAGEL is combined with the patient’s own plasma immediately prior to application to a bleeding site. A fibrin/collagen clot forms quickly to control bleeding and provide a three-dimensional matrix to facilitate healing.

The approval of the new facility not only gives Orthovita enhanced control over the supply and quality of a key raw material for its VITAGEL product, but also provides the Company with an opportunity to develop, manufacture and market additional collagen-based products. This technology processes collagen to retain crucial aspects of its natural molecular structure and the potent biological characteristics found in the collagen of living tissues. As a result, the collagen processed at the facility will be among the purest available on the market.

Orthovita’s President and Chief Executive Officer Antony Koblish stated, “We are very pleased to have further solidified our supply control over our VITAGEL product. The regulatory approval of our collagen facility also gives us another resource for executing on our goal to broaden our product offerings and increase sales force leverage. We are actively engaged in research and development work for products based on the versatile properties of the ultra pure collagen that can be made at our FDA-approved facility. We are also pursuing outside partnering and co-development arrangements to utilize our collagen facility and technical know-how.”

About the Company

Orthovita is an orthobiologics and biosurgery company that develops and markets novel medical devices. Our orthobiologics platform offers products for the fusion, regeneration and fixation of human bone. Our biosurgery platform offers products for controlling intra-operative bleeding, also known as hemostasis. Our current fusion and regeneration products are based on our proprietary VITOSS™ Bone Graft Substitute technology and address the non-structural bone graft market with synthetic, bioactive alternatives to patient- and cadaver-derived bone tissue. CORTOSS™ Bone Augmentation Material, an injectable, polymer composite that mimics the structural characteristics of human bone, provides the basis for our fixation portfolio. Our hemostasis portfolio includes VITAGEL™ Surgical Hemostat, a unique, collagen-based matrix that controls bleeding and facilitates healing, and VITASURE™ Absorbable Hemostat, a plant-based product that can be deployed quickly throughout surgery.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, our ability to successfully develop, manufacture and/or market products using our collagen processing technology and facility; the demand and market acceptance of our products and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors.” Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.